Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

Shenyang Sunshine Pharmaceutical Company Limited
(SUNSHINE)

Sanitary Piping System Contract

Owner	Contractor
Shenyang Sunshine Pharmaceutical Company Limited	Shanghai Macroprocess Technology Co. Ltd.
A1 No.3, Road 10, Economic & Technological Development Zone, Shenyang	Room 101, Building A, No.168 LuoYang Rd., Shanghai
Postal Code:110027	Postal Code:201100
Telephone: 024 25811820-371	Telephone: 021 55290429
Fax: 024 25811821-113	Fax: 021 54306718
E-mail: pangy@3sbio.com	E-mail:vincentzhang@macroprocess.com

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

Contract
(Contract No.: WW0905)

Owner：Shenyang Sunshine Pharmaceutical Company Limited (SUNSHINE)
Contractor: Shanghai Macroprocess Technology Co. Ltd.

Signing Date: Mar. 30, 2009

In accordance with the Contract Law of the People's Republic of China as well as other relevant laws and administrative regulations,, based on the principles of mutual benefit and negotiation on equal basis, both parties have come to an agreement of Sanitary piping system on the following terms.

1  Scope of Supply and Price:

Total Amount: RMB**********, say **********RMB Only. For detailed information refer to the appendix 1 The main materials and equipment is quoted at RMB **********, and accessories and technical service is quote at RMB **********.

The contract value comprises all items signed in bidding documents, including appendix 1, design drawings and meeting memos confirmed by both parties. Any quantities in excess of Priced Bill of Quantities shall be charged according to corresponding unit price of materials provided in the contract. If the corresponding unit price is not provided in the contract, both parties should settle the issue by friendly negotiation，or owner could purchase those materials if the negotiation fails.

2  Delivery:
Owner’s site

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

3 Project Scope:

Contractor’s scope of work includes engineering design, procurement, installation, construction, commissioning, training and as-built documentation submission to owner for the following systems: purified water loop, water for injection loop, pure steam piping system, clean gas piping system, material system, CIP system and piping systems for other mediums. It’s Contractor’s responsibility to provide DQ, FS, FAT, IQ/OQ documents and IQ/OQ execution on related piping system. Contractor shall assist Owner to execute PQ. For detailed scope, see drawings and Materials List.

4 Transportation & Destination & Cost:

Contractor shall be responsible for delivering all materials to Owner’s site and bearing transportation cost.

5  Project Duration:

Kick-off date: July 8, 2009

Completion date: Contractor shall complete the commissioning, IQ/OQ and submit completion acceptance application to owner before Oct.30, 2009.

6 Project Management and Construction:
(1) All notices from Contractor shall be signed by the project manager and generated in two copies. All notices will get effective with Owner’s approval. Project manager should organize and conduct construction according to construction proposal approved by owner.

(2) Contractor should change unqualified project manager and unqualified personnel within 7 working days after written notice from Owner.

(3) Contractor should construct according to project schedule approved by Owner, and accept the inspection and supervision by owner. If actual schedule is not in compliance with approved schedule, Contractor should present improvement measures according to the Owner’s requirement. Those measures should be implemented after Owner’s approval. Contractor has no right to claim extra expense for improvement measures or project delay, in case of the fact which results the unconformity of the schedule by Contractor.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

(4) Owner has the right to suspend the construction work due to quality nonconformity. Contractor should be responsible for related cost and project delay.

(5) If owner thinks that it is necessary to suspend project construction, owner should issue the written solution advice within 48 hours after suspending request. Contractor should suspend construction and protect finished project. After the carrying out of Owner’s solution advice, Contractor should submit written application to restart construction. Owner should reply in written document within 48 hours.

(6) Contractor should obey Chinese safety laws and regulations to ensure the safety of site staff and products. Contractor should be responsible for the safety accidents occurred due to contractor’s fault, as well as related economic losses.

(7)  Project period should be extended correspondingly due to the following facts confirmed by Owner:

(7-1) The site condition is not qualified for construction according to the meeting memo No.1 of the sunshine project technical communication meeting.

(7-2) Owner does not issue any order or approval in time as per contract.

(7-3) Design change or additional work resulting from owner.

(7-4) Project period should be extended one day, if water or power supply failure which is not caused by Contractor lasts over 8 hours in a week.

(7-5) Construction suspension caused by Owner’s orders.

(7-6) Force Majeure.

7 Owner’s Responsibility:
(1) Owner should complete the following work within defined time.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

1.1 Provide relevant documents of site condition to Contractor. It’s owner’s liability to guarantee the authenticity of these documents. Assist the application and approval of the temporary warehouses and the water and power supply break etc.

1.2 Owner should provide the water, electrical power and gas to the construction site within a distance of 100 meters. Water and power supply are provided by Owner without extra expense.

1.3 Organize Contractor and other design companies & construction companies to review drawings and construction coordination.

(2) Owner should issue the written notification of Design Change 2 days ahead.

8 Contractor’s responsibility:
(1) Contractor should ensure that the project design is in full compliance with related codes and regulations, as well as Owner’s requirements. Based on the technical requirements and basic design drawings provided by Owner, Contractor should conduct the necessary design work complying with GMP requirement. Design documents should be reviewed and approved by Owner. Design and legal responsibility of Contractor defined in the contract cannot be alleviated even with the Owner’s approval of the design documents, excluding the conditions that Owner refuses the suggestion from Contractor.

(2) Contractor should provide the lighting used in construction if needed, and be responsible for the safety of site staff, and obey government’s regulations such as construction noise, environmental protection and safety production etc. Before the handover of the complete project, Contractor should be responsible for the protection of project. Any damage or loss occurs during construction period, Contractor should afford the cost on repair and change to meet Owner’s requirement. Contractor should ensure that the construction site is clean according to environmental hygienic management regulations to meet Owner’s requirements before handover. Contractor should take safety protective measures before access to construction and start the construction work after Owner’s approval at flammable or explosive place. For any reconstruction work because of contractor, the cost should be charged by Contractor. Contractor should take the coordination of projects defined in contract, as well as other construction companies. Contractor should obey engineering construction safety regulations. For any losses or damages of equipments, facilities and materials on the construction site caused by incomplete safety managements or inappropriate safeguard, Contractor should be responsible for repairing, modification and compensation.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

(3) No subcontract or contract transferring without written approval of Owner,

9 Materials and Equipments Supply
(1) Contractor should provide all the materials and equipments in the scope of Contract. Contractor will charge 5% of the total value of the systems and equipments in contract’s scope purchased by Owner as project management fee.

(2) If materials and equipments purchased by Contractor don’t comply with design, standard, brand and contract requirements, Owner can request Contractor to disassemble or repurchase to reinstall. And the cost occurred in this process is charged by Contractor. In addition, project period won’t be extended accordingly.

(3) All the materials and equipments supplied by Contractor could only be used after Owner’s approval. However, Owner’s approval cannot alleviate Contractor’s responsibility on materials and equipments.

(4) Accessories in the bidding documents signed by Contractor are all the accessories materials in the contract scope. On the condition that points of use in the piping system won’t be changed, those materials are included in the contract materials. This contract is a turnkey project, so the extra materials will not charge extra cost. If Owner requires the change, both parties should sign a complementary contract in which contract material price is the same as the price defined in this contract. Contractor should be responsible for project period extension caused by the lack of materials.

10 Reasonable consumption and calculation mode: consumption caused by transportation should be charged by Contractor.

11 Packaging standard, package material, recycle and cost: Contractor should assure that the package complies with national norms, and packaging material should not be recycled.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

12  Project Acceptance
(1) Contractor should conduct the inspection of inner project first, and then inform Owner in written form 48 hours before concealment or project section acceptance. The written notice for Owner includes the content, time and place of the concealment and section acceptance. Contractor should prepare acceptance report. If acceptance is passed, Owner will make signature on the report, then Contractor can carry on the following construction. But if acceptance is not passed, Contractor should make modification in the limited time for reacceptance.

(2) Before handover of the system, Owner should organize the training and designate the operators to attend the training. Contractor arranges the technical personnel to train Owner’ designated operation personnel on the operation instructions.

(3) Contractor should provide Owner with as-built documents and completion acceptance report within 30 days after the project completion acceptance is passed.

(4) On condition that either Chinese or European GMP inspection of Owner’s plant is passed, the sanitary piping project will be recognized as 100% acceptance. Occurrence of any of the following conditions will be recognized as the 100% acceptance of this sanitary piping project.

1)	More than 12 months after the completion of project, Owner has not carried out official GMP inspection .

2)   When carrying out GMP inspection, the inspection officials present some nonconformities of the system but Contractor can promptly modify them to meet the GMP requirements and won’t be the reject item. However, Contractor should modify promptly for free.

3)    When carrying out GMP inspection of this sanitary Piping system, the inspection officials have not presented any objection officially which results GMP inspection will not be passed.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

4)    After the handover of this project with the successful completion acceptance of the project and before official GMP inspection, the project suffers force majeure or man-made damages which cannot be recovered.

13 Terms of Payment:
1)	Within 5 working days after the signature of the contract, Owner should pay [10% of the contract amount as down payment by T/T.
2)
Before the delivery of the main materials, Contractor should invite the related persons of Owner to check the goods at supplier’s site. If materials are qualified, Owner should pay 50% of the contract amount by T/T within 3 days against shipping advice.

3)
After main materials arrival at the construction site, the acceptance should be conducted by Owner within 3 days. Once the main materials are qualified,  Owner should pay 10% of the contract amount by T/T within 5 working days after the acceptance;

4)	Within 5 working days from the date of the project completion acceptance, Owner will pay 10% of contract amount by T/T ;
5)
Within 5 working days after the submission of qualification documents, as-built documents, Owner should pay the remaining 20% of the contract amount by T/T against the bank guarantee with 10% of contract amount issued by Contractor bank.

14 Invoice:  VAT invoice should be opened for all main materials and equipments, and engineering service invoice should be opened for all accessories and technical service. After receiving the down payment, Contractor should open engineering installation invoice with the same value. After the owner accepts the main materials, Contractor should open VAT invoice with the same value. After receiving acceptance payment, Contractor should open invoice with the value of remained items.

15、Responsibility: Contractor should assure that the design and installation of sanitary piping project should comply with Chinese and European GMP requirements. Owner has the responsibility to provide the training for the whole sanitary piping system for free. If Owner refuses to accept Contractor’s advice, owner should issue a written document to show that Contractor won’t be responsible for this advice.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

16 Guarantee of Quality:
Contractor should ensure that the design, installation, commissioning, qualification and materials should be in accordance with the quality requirements, specifications and performance defined in the contract. Contractor should execute the project with correct installation, reasonable operation and maintenance, and guarantee the project with good performance within 12 months from the date of project completion acceptance. 10% of the contract value will be treated as guarantee, and the guarantee period is 12 months from the date of the project completion acceptance. During the guarantee period, all repair and change of unqualified materials and equipments from Contractor is free of charge. And all related cost should be charged by Contractor. Contractor should ensure the response within 24 hours after receiving Owner’s written notice. If necessary, Contractor should arrive at Owner’s site to present solutions within 48 hours. When official GMP inspection is carried out, Contractor has the obligations to arrange expert  to assist for 5 working days only.

17 Liability:
If the project cannot be completed on project completion date defined in the contract or the postponed project completion date approved by Owner because of Contractor, Owner can deduct 0.5% of the contract value as penalty per day. If project is delayed for over 10 days, Owner has the right to terminate the contract and take the related measures. The related losses or cost should be charged by Contractor. Engineering quality cannot meet the quality standard defined in the contract (including but not limited to GMP requirements) because of contractor, Contractor has the responsibility to reconstruct the project to meet the agreed quality requirements for free. If the requirements still cannot be met, or cannot be finished in time, Owner may arrange another construction company to continue this project, and cost will be charged by contractor.

18 Confidentiality:

During execution of contract, Contractor shall know Owner’s process, drawings and equipments, but not limit to figures, steps, operation process and parameters etc. Contractor has the obligation to keep them confidential.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

(1) Contractor promises not to reveal technical information and documents concerning this project to any third party within 5 years since the contract is valid. Otherwise, Owner has the right to claim for compensation to Contractor and take legal action on Contractor. Both parties agree that the compensation amount is two times of the contract amount. Contractor has obligations to assure that the construction staff obey this confidential article and afford legal responsibilities. Without permission of Owner, Contractor won’t allow other company staff to enter the construction site. Otherwise RMB1000.00 will be fined.

(2) All the drawings, documents and special technology concerning this project belong to the owner. Regarding all the technical documents from Contractor such as the design, technology and management specification during the project construction, Owner has the obligations to keep them confidential.

19 Force Majeure:
Any Party encounters force majeure during executing the contract, contract period should be extended according to the impact of force majeure. The party should send a written notice to the other party immediately after suffering the force majeure, and submit related authoritative certifications to the other party within 14 days after the occurrence of the force majeure. On condition that force majeure lasts for over 90 days, both parties should present steps or changes to further continue the contract at the right time through friendly reconciliation. Contractor should do his utmost promptly to repair the damaged work to meet the technical requirements specified in the contract.

20 Dispute:
Disputes may be resolved through friendly negotiation during execution of the contract. When parties disagree to negotiation or negotiation failed, either of parties can take another to the local people’s court of the project site. The lawsuit loser will afford the Litigation costs. Before the dispute is finally resolved, the contract cannot be suspended.

21 Termination of the Contract:
If Contractor does not execute the contract according to the contract terms, Owner may send Contractor a written notice to request Contractor to execute the contract. If Contractor has not changed the incorrect action within a week, Owner could inform Contractor to cancel the contract. Before an agreement is achieved, Contractor cannot stop the work. Contractor should pay all the expense caused by himself.
If cancellation of the contract is caused by Owner, Owner should pay Contractor the related expense as per actual work scope and progress.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

22 Contract Documents:
Documents comprised this contract are listed by their priority explanation as follows:
1. Contract
2. Appendices
3. Owner’s Requirements and design change.

23 Contract Appendices:

(1)	Appendix 1: Materials, Services and Equipments
(2)	Appendix 2: Design Drawings
(3)	Appendix 3: Meeting Memo
(4)	Appendix 4: URS clarification
(5)	Appendix 5: Bidding documents

24 Contract valid:
This original contract is in four copies. Both parties hold two copies.  Contract is valid after signature and stamp of both parties’ representatives. Contract should be started to execute after receiving Owner’s down payment.

Below is blank

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

Owner:

Company Name: Shenyang Sunshine Pharmaceutical Company Limited (SUNSHINE)

Company Add.: A1 No.3, Road 10, Economic & Technological Development Zone， Shenyang。

Agent:

Phone No.

Fax: 024-25811821-113

Opening Bank:Bank of China, shenyang Tiexi Branch

Tax No.: 830760270708091001

Postal code: 110027
Stamp:

Contractor:

Company Name:
Shanghai Macroprocess Technology Co. Ltd.

Company Add.: Room 101, Building A, No.168 LuoYang Rd., Shanghai

Agent:

Phone ： 021-55290429

Fax: 021-54306718

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

Opening bank: ICBC Shanghai Meilong Branch

Account no：**********

Postal code: 201100

Stamp:

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

APPENDICES:

Notes:
(1)	Each Appendix may refer to, and consist of, not a single document but a category of related documents and files. A summary with brief description is provided below.
(2)
All the documents that comprise the Appendices except those files not subject to public filing as permitted by the approval of the confidential treatment request, (all such public documents, “Exhibit 4.7 Appendices Public Documents”), are filed as a part of Exhibit 4.7 in this Amendment.

The Index to Exhibit 4.7 Appendices Public Documents, filed in this Amendment, contains the list of Exhibit 4.7 Appendices Public Documents and the descriptions thereof.

Appendix 1 Materials, Services and Equipments：The breakdown list of materials, equipment and services and itemized price quotes. (NOTE:  IN EACH OF THE 5 FILES OF THIS APPENDIX, “*****” INDICATES THAT  PRICE-RELATED INFORMATION HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. )

***** Appendix 2 Design Drawings: the design drawings, which provides defining requirements and explanations as to the project.  (**** NOTE:  ALL 19 DOCUMENTS UNDER THIS APPENDIX HAVE BEEN OMITTED, FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. )

Appendix 3 Meeting Memo: Memo which memorializes the meetings of the parties as to specific technical requirements of the project.

Appendix 4 URS clarification: URS refers to user specifications, and include the replies by the Contractor. URS is part of the solicitation of bids.  URS provides specifications on the project and serve as the main evaluation tool for selection as the Owner evaluates the bids based on the extent of satisfaction of URS.

Exhibit 4.7

English Translation of the Contract Form

1.
“ ***** ” INDICATES THAT CERTAIN MATERIAL, WITH ASTERISKS AS PLACEHOLDERS, HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIALS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	Except as described above, below this line is the English translation of the original text of the contract form.

Appendix 5 Bidding documents: Solicitation of bids and bidding documents from the Contractor, including:

1.	Bidding Document 1
2.	Supplemental Translation to Bidding Document 1
3.	Bidding Document 2
4.	Supplemental Translation to Bidding Document 2
5.	Bidding Document 3
6.	Supplemental Translation to Bidding Document 3